Exhibit 12.1

FOX ROTHSCHILD LLP

2000 Market Street

20th Floor

Philadelphia, PA 19103

December 18, 2018

Board of Directors

Rentalist, Inc.

1 N. Church Street, 3rd Floor

West Chester, Pennsylvania 19380

Re:  Offering Statement on Form 1-A

Ladies and Gentlemen:

We have served as counsel to Rentalist, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of an Offering Statement on Form 1-A (the “Offering Statement”) under Regulation A of the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”).  Pursuant to the Offering Statement, the Company is offering for sale up to 2,500,000 shares of its Class B Common Stock, par value $0.001 per share (the “Shares”).  This opinion (the “Opinion”) is being provided at your request in connection with the filing of the Offering Statement.

In rendering this Opinion we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.              The Offering Statement;

2.              The Company’s Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on June 19, 2018, and certified by the Secretary of State of the State of Delaware on December 11, 2018 (the “Charter”);

3.              The Bylaws of the Company (the “Bylaws”);

4.              Resolutions adopted by Joint Written Consent of the Board of Directors of the Company, dated as of July 20, 2018 and relating to the issuance and sale of the Shares (the “Resolutions”);

5.              A Certificate of Good Standing issued by the Secretary of State of the State of Delaware on December 11, 2018 (the “Good Standing Certificate”);

6.              An Officer’s Certificate executed by the Secretary of the Company, dated as of December 18, 2018; and

7.              Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

1.              Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.              Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.              All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete and remain so as of the date hereof.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that the Offering Statement and any amendments or supplements thereto have been qualified under the Act.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.              Based solely on the Good Standing Certificate, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.              The Shares have been duly authorized and, upon the issuance and delivery of the Shares and the receipt of payment therefor in the manner contemplated by the Resolutions, the Charter and the Offering Statement, will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to additional assumptions, qualifications and limitations as follows:

(a)         We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Delaware.  To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Delaware, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Delaware, without regard to principles of conflict of laws.

(b)         This Opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Delaware as currently in effect.  We assume no obligation to supplement this Opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this Opinion.

(c)          We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Delaware.

(d)         This Opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

The Opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We hereby consent to the filing of this Opinion with the Commission as Exhibit 12.1 to the Offering Statement and to the reference to our firm and to our Opinion in the Offering Statement.  In giving this consent, we do not admit or concede that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Fox Rothschild LLP